September 28, 2005

American Italian Pasta Company
4100 N. Mulberry Drive
Suite 200
Kansas City, MO  64116

Dear Sirs:

This letter  confirms and sets forth the terms and  conditions of the engagement between  Alvarez & Marsal,  LLC ("A&M") and American  Italian Pasta Company (the
"Company"), including the scope of the services to be performed and the basis of compensation  for those  services.  Upon execution of this letter by each of the parties  below and receipt of the  retainer  described  below,  this letter will constitute an agreement between the Company and A&M.

     1.   Description of Services

          A&M shall  provide the  services  described  below.  A&M shall  report directly to the Board of Directors of the Company (the "Board") or any
          person or  persons  designated  by the Board  (the  "Designees").  The services to be provided by A&M are:

          a.   Officers  and  Additional  Personnel.  In  connection  with  this engagement, A&M shall make available to the Company:

               (i)  Jim Fogarty to serve as the Co-Chief  Executive Officer (the
                    "Co-CEO"); and

               (ii) Such additional  personnel as are necessary to assist in the performance of the duties set forth in clause 1.b below (the
                    "Additional Personnel").  Such Additional Personnel shall be designated  by the Company as  officers.  The Co-CEO and the
                    Additional  Personnel shall perform services for the Company according to the terms of paragraph 1(d) below.

               (iii) During  the  first   ninety  to   one-hundred-twenty   days
                    following   the  date  hereof  (the  "Phase  One   Review"),
                    Additional   Personnel  will  include  Chris  Moye,  Jacques
                    Roizen, and Bill Gordon, who will serve in the Office

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NORTH AMERICA - EUPROPE - LATIN AMERICA - ASIA          |  Alvarez & Marsal, LLC

                    of the Co-CEO, with responsibilities for supply chain, sales and marketing,  and finance,  respectively.  After the Phase
                    One Review, staffing levels will be agreed with the Board or its Designees.

          b.   Duties of A&M.

               The following  services  shall be performed and completed  during the Phase One Review:

               (i)  The  Co-CEO and the  Additional  Personnel  shall  perform a
                    comprehensive   study   and   analysis   of  the   business,
                    operations,    capital   structure,   financial   condition,
                    projections  (including cash flow and liquidity),  and short and  long-term  prospects of the Company,  including but not limited to a review and assessment of financial  information that has been and that will be,  provided  by the Company to its creditors;

               (ii) The Co-CEO and the  Additional  Personnel  shall  assess:
                        > Liquidity
                        > Management Team
                        > Meet and assess key accounts and needs
                        > Financial  controls/  SEC Filings
                          action  plan
                        > Business Plans, including strategic direction,
                          rationalization opportunities, sales and marketing
                          plans, pricing strategies, supply chain opportunities,
                          and cost structure opportunities

               (iii) The Co-CEO and the Additional Personnel shall assist in the identification of opportunities in the following areas: cost reductions,  operational  improvements,  manufacturing plant
                    capacity  rationalization,   working  capital  improvements,
                    revenue  improvements,  strategic direction,  and management personnel  upgrades.  We expect  that  during  the Phase One
                    Review,  A&M  shall  both  identify  opportunities  for  the
                    Company   and  assist  the   Company   in   executing   such
                    opportunities;

               (iv) The Co-CEO and the  Additional  Personnel  shall develop for the  Board's  review  possible  strategic  alternatives  for maximizing the enterprise value of the Company;

               (v)  The Co-CEO and the Additional  Personnel  shall perform such other services as reasonably requested or directed by

                    the Board  relating to the services  described  herein or as agreed to by A&M.

               The  Phase  One  Review  shall  be  completed  within  ninety  to one-hundred-twenty  days from the date  hereof.  A  comprehensive presentation  of  findings  shall  be  made to the  Board  or its
               Designees at such time.

          c.   Reporting. The Co-CEO and the Company's current CEO shall jointly report to the Board and will work closely  together to manage the affairs of the Company.

          d.   Employment by A&M. The Co-CEO and any  Additional  Personnel will continue to be employed  by A&M and,  except as set forth  below, while  rendering  services to the Company  will  continue to work with other  personnel at A&M in connection  with other  unrelated matters,  which will not unduly interfere with services  pursuant to this  engagement.  With respect to the Company,  however,  the
               Co-CEO  and any  Additional  Personnel  shall  operate  under the direction  of the Board,  and A&M shall have no  liability to the
               Company for any acts or omissions of such officers, other than in connection with any act or omission constituting gross negligence or intentional  misconduct.  The Co-CEO will devote substantially all of his working time to the affairs of the Company, subject to his  responsibilities  with respect to the internal governance of
               A&M.

               The Co-CEO and any Additional  Personnel will at all times remain employees of A&M,  which will be  responsible  for the payment of all wages, and federal, state and local payroll, social security, unemployment,  insurance and similar taxes on their behalf.  None of the Co-CEO, the Additional  Personnel or A&M shall be entitled to receive any  compensation  or benefits  from the Company or to participate  in any Company  compensation,  benefits,  incentive, insurance  or other plan or program,  other than as  specifically set forth herein.

          e.   Projections;  Reliance; Limitation of Duties. You understand that the  services  to be  rendered  by the Co-CEO and the  Additional
               Personnel may include the  preparation of  projections  and other forward-looking  statements, and that numerous factors can affect the  actual  results  of  the  Company's  operations,  which  may materially and adversely differ from those  projections and other forward-looking  statements.  In  addition,  the  Co-CEO  and the
               Additional  Personnel will be relying on information  provided by other members of the Company's  management in the  preparation

               of  those  projections  and  other  forward-looking   statements.
               Neither the Co-CEO,  the  Additional  Personnel nor A&M makes any representation  or guarantee  that an  appropriate  restructuring proposal  or  strategic  alternative  can be  formulated  for the
               Company, that any restructuring proposal or strategic alternative presented  to the Board  will be more  successful  than all other possible restructuring proposals or strategic alternatives,  that restructuring is the best course of action for the Company or, if formulated,  that any  proposed  restructuring  plan or strategic alternative  will be accepted by any of the Company's  creditors, shareholders and other constituents. Further, neither the CO-CEO, the Additional  Personnel nor A&M assumes  responsibility for the selection of any restructuring  proposal or strategic alternative that any such officer  assists in  formulating  and presenting to the Board.

          f.   Additional  Responsibilities.  Upon the mutual  agreement  of the
               Company and A&M, A&M may provide such additional personnel as the
               Company  may  request  to  assist  in  performing   the  services
               described  above and such other  services as may be agreed to, on such  terms  and  conditions  and for  such  compensation  as the
               Company and A&M shall agree.

     2.   Compensation

          a.   A&M will be paid by the  Company  for the  services of the Co-CEO and the Additional Personnel.  Mr. Fogarty's current billing rate is $600 per hour.  Mr.  Fogarty  will bill  monthly the lesser of hours worked and 200 hours.  The current billing rate for Messrs.
               Moye,  Roizen and  Gordon is $475 per hour.  The  current  hourly billing rates for other A&M personnel, based on the position held by such A&M personnel in A&M, are:

                     i.    Director                       $375 - $500
                     ii.   Associate                      $275 - $375
                     iii.  Analyst                        $200 - $275

               Such rates shall be subject to adjustment  annually on January 1, to the extent that the Company and A&M agree.

          b.   In  addition,  A&M  will be  reimbursed  by the  Company  for the reasonable  documented  out-of-pocket  expenses of the Co-CEO and the  Additional  Personnel,  incurred  in  connection  with  this assignment,  such  as  travel,  lodging,  duplications,  computer research, messenger and telephone charges. Out-of-pocket expenses for the Co-CEO may include  appropriate  relocation and temporary residence for Mr. Fogarty and his family in Kansas City.

               All fees and  expenses  due to A&M will be  billed  on a  monthly basis or, at A&M's discretion, more frequently.

          c.   The Company shall  promptly remit to A&M a retainer in the amount of  $500,000,  which shall be  deposited  in an  interest-bearing account and credited, together with accrued interest, against any amounts due at the termination of this engagement with any excess returned to the Company at such time.

          d.   The Company and A&M  recognize  that it is  appropriate  that A&M receive performance based Incentive  Compensation ("the Incentive
               Compensation").   Incentive   Compensation   will   include   two
               components:

                 i)  A&M shall be eligible to receive objectives based Incentive
                     Compensation of $2.0 million upon satisfactory completion
                     of the following targets:

                     1.  $1.0 million for achieving  such FY 2006 EBITDAR target as is  established  by the Board during  Calendar 2005,
                         and

                     2.  $1.0  million  for  achieving  such FY 2006  cash  flow target as is established  by the Board during  Calendar
                         2005.

                     3.  In the event that either of the targets is not achieved but that the targets are  collectively and individually
                         substantially  achieved  the parties  agree to meet and
                         discuss  an   appropriate   amount  for  the  Incentive
                         Compensation   that  fairly   reflects   the  level  of
                         performance that is achieved.

               ii)  Warrants,  in such form as is mutually agreed by the Company and A&M (which form shall include anti-dilution provisions), to purchase,  at the Current Market Price, 472,671 shares of the Company (the "Warrants").  Current Market Price for this purpose  shall  be the  forty-six  day  average  of the five trading  days  preceding  the first public  announcement  or other report of our engagement, the day of such announcement or report,  and the forty  trading  days  subsequent  to the first public announcement or other report of our engagement.
                    The parties hereby agree to adjust the definition of Current
                    Market  Price  if  the  parties   mutually  agree  that  the
                    calculation  does  not  reflect  the  Parties'  intent.  The
                    Warrants  shall  have a term of five  years  from  the  date hereof.  The Warrants  shall vest upon the completion of the
                    Phase One Review period.

     3.   Term

          The  engagement  will  commence  as of  the  date  hereof  and  may be terminated  by either party  without  cause by giving 30 days' written notice to the other party.

          If the Company  terminates  this  engagement  without  Cause or if A&M terminates  this  engagement  for Good  Reason,  in each  case  before completion of the Phase One Review,  the Warrants shall  terminate and the Company  shall not be required to pay any  Incentive  Compensation and shall  otherwise  be relieved  of all of its  payment  obligations under this Agreement, except for the payment of non-Incentive fees and expenses through the effective date of termination (including fees and expenses that accrued  prior to but were  invoiced  subsequent to such termination) and its obligations under paragraph 8.

          If the Company  terminates  this  engagement  without  Cause or if A&M terminates  this  engagement  for  Good  Reason,  in each  case  after completion  of the Phase One  Review but prior to June 30,  2006,  A&M shall be  entitled  to retain the  Warrants  and shall be  entitled to receive  its pro rata  share of the  Incentive  Compensation  upon the completion of the above  enumerated  targets,  and shall  otherwise be relieved  of all of its  payment  obligations  under  this  Agreement, except for the payment of non-Incentive  fees and expenses through the effective  date of  termination  (including  fees  and  expenses  that accrued prior to but were invoiced subsequent to such termination) and its  obligations  under  paragraph 8. For purposes of this  paragraph,
          "pro rata"  shall  refer to the number of days from the date hereof to any such  termination  divided by the number of days  between the date hereof and September 30, 2006.

          If the Company  terminates  this  engagement  without  Cause or if A&M terminates  this  engagement for Good Reason,  in each case after June
          30, 2006, A&M shall be entitled to receive the Incentive  Compensation upon the completion of the above enumerated targets, and to retain the
          Warrants  previously  granted.  The  Company  will also be required to comply  with  all of its  obligation  to pay  non-Incentive  fees  and expenses through the effective date of termination (including fees and expenses that accrued  prior to but were  invoiced  subsequent to such termination) and its obligations under paragraph 8

          The Company may immediately  terminate A&M's services hereunder at any time  for  Cause  by  giving  written  notice  to A&M.  Upon  any such termination  and  upon  any  termination  by A&M  other  than for Good
          Reason, the Warrants shall terminate and the Company shall be relieved of all of its payment obligations under this Agreement, except for the payment of non-Incentive  fees and expenses through the effective date of termination  (including fees and expenses that accrued prior to but were invoiced  subsequent  to such  termination)  and its  obligations under paragraph 8.

          For purposes of this  Agreement,  "Cause" shall mean if (i) the Co-CEO or any of the Additional  Personnel is convicted of, admits guilt in a written  document filed with a court of competent  jurisdiction to, or enters  a  plea  of  nolo  contendere  to,  an  allegation  of  fraud, embezzlement, misappropriation or any other criminal conduct; (ii) the
          Co-CEO or any of the Additional  Personnel willfully disobeys a lawful direction  of the Board;  (iii) any action or  omission  to act by the
          Co-CEO or any Additional Personnel that, in the reasonable judgment of the Board or the Designees,  is materially detrimental to the Company, other than any action or  omission  to act that has been  approved  or otherwise  ratified by the Board or the Designees,  or (iv) a material breach  of  any of  A&M's  or the  Co-CEO's  or any of the  Additional
          Personnel's  material  obligations  under this Agreement  which is not cured within 30 days of the Company's  written  notice  thereof to A&M describing in reasonable detail the nature of the alleged breach.  For purposes of this  Agreement,  termination for "Good Reason" shall mean either its resignation caused by a breach by the Company of any of its material  obligations under this Agreement that is not cured within 30 days of A&M having given written  notice of such breach to the Company describing in reasonable  detail the nature of the alleged breach or a filing of a petition under Chapter 11 of the United States  Bankruptcy
          Code in respect of the Company unless within 45 days  thereafter  (or, if  sooner,  prior to the date on  which a plan of  reorganization  is confirmed  or the case is  converted  to one  under  Chapter  7),  the
          Company has obtained judicial authorization to continue the engagement on the terms  herein  pursuant  to an order  which has become a final, nonappealable order.

     4.   No Audit, Duty to Update.

               It is understood  that the Co-CEO,  any Additional  Personnel and
               A&M are not  being  requested  to  perform  an  audit,  review or compilation,  or any other type of financial  statement reporting engagement  that is  subject  to the rules of the  AICPA,  SEC or other state or national professional or regulatory body. They are entitled  to  rely  on the  accuracy  and  validity  of the  data
               disclosed  to  them  or  supplied  to  them  by   employees   and
               representatives  of  the  Company.  The  Co-CEO,  any  Additional
               Personnel  and  A&M  are  under  no  obligation  to  update  data submitted to them or review any other areas  unless  specifically requested by the Board to do so.

     5.   No Third Party Beneficiary.

               The Company  acknowledges that all advice (written or oral) given by A&M to the  Company  in  connection  with this  engagement  is intended  solely for the benefit and use of the Company  (limited to its Board and management), its counsel and advisors (including counsel to its advisors) in considering the matters to which this engagement relates.  The Company agrees that no such advice shall be used for any other purpose or

               reproduced,  disseminated,  quoted or  referred to at any time in any manner or for any purpose other than  accomplishing the tasks referred to herein without A&M's prior approval  (which shall not be unreasonably withheld),  except as required by law, regulation or request of any regulatory law enforcement authority; provided, however,  that  the  Company  may  disclose  such  advice  to any regulatory or law enforcement authority if the Company determines it is in the Company's best interest to do so.

     6.   Conflicts.

               A&M is not currently aware of any relationship  that would create
               a   conflict   of   interest    with   the   Company   or   those
               parties-in-interest  of which you have  made us  aware,  - but we
               note  the   following  -  (i)  we  note  that  we  are  currently
               representing various members of the Bank Group, including Bank of
               America, in wholly unrelated matters, and (ii) we note that Ernst
               &  Young   commenced  an  action  against  Alvarez  &  Marsal  in
               connection  with  the  hiring  of  certain  tax and  real  estate personnel.  Because A&M is a consulting  firm that serves clients on an international  basis in numerous cases,  both in and out of court,  it is possible that A&M may have rendered  services to or have business  associations  with other  entities or people which had or have or may have relationships with the Company, including creditors  of the  Company.  In the event you accept the terms of
               this  engagement,   with  the  exception  of  the  aforementioned
               matters, A&M will not represent, and A&M has not represented, the interests of any such entities or people in  connection  with the
               Company.

     7.   Confidentiality / Non-Solicitation.

               The  Co-CEO,  and  Additional  Personnel  and A&M  shall  keep as confidential all non-public information received from the Company
               in  conjunction   with  this   engagement,   and  will  use  such
               information for no purpose other than this engagement  except (i)
               as  requested  by the  Company  or its  legal  counsel;  (ii)  as required by legal proceedings or (iii) as reasonably  required in the  performance  of  this  engagement.  All  obligations  as  to non-disclosure  shall cease as to any part of such information to the extent that such  information is or becomes public other than as a result of a breach of this provision.  In the event that A&M becomes legally compelled (by deposition,  interrogatory, request for documents,  subpoena,  civil investigative  demand or similar process) to disclose  any of the  confidential  information,  A&M shall  give the  Company  prompt  prior  written  notice  of such requirement  so that the Company may seek a  protective  order or other appropriate remedy. In the event that such protective order or other remedy is not obtained,  A&M

               agrees to provide only that limited  portion of the  confidential
               information   that  it  is  legally   required  and  to  exercise
               reasonable   efforts  to  obtain   assurance  that   confidential
               treatment will be accorded such confidential information. A&M and the  Company  agree  that  in  the  event  of a  breach  of  this confidentiality  provision,  the  Company  shall be  entitled  to equitable relief,  including injunction and specific performance, in addition  to all other  remedies  available  at law or equity.
               This  confidentiality  provision  shall  survive  for three years following the termination of this Agreement.

               Except as specifically  provided for in this letter,  the Company agrees not to solicit,  recruit or hire any employees of A&M, and
               A&M agrees not to  solicit,  recruit or hire any  employee of the
               Company, effective from the date of this Agreement and continuing for a period of two years  subsequent to the  termination of this engagement. Should the Company extend offers of employment to any
               A&M  employee  (other than as  specifically  provided for in this
               Agreement)  and  should  such an offer be  accepted,  A&M will be entitled  to a fee based  upon  such  individual's  hourly  rates multiplied  by an assumed  annual  billing of 2,000 hours for the period from such  employment's  commencement  until the  two-year anniversary of the termination of this engagement. This fee would be  payable  at  the  time  of  the  individual's  acceptance  of employment  from  the  Company.  Should  A&M  extend  an offer of employment  to any Company  employee  and should such an offer be accepted,  the Company  will be entitled to a fee based upon such individual's  annual  salary and full  bonus for the period  from such employment's  commencement until the two year anniversary of the termination of this engagement.  This fee would be payable at the time of the individual's acceptance of employment from A&M.

     8.   Indemnification.

               The  Company  shall  indemnify  the  Co-CEO  and  all  Additional
               Personnel   to   the   same   extent   as  the   most   favorable
               indemnification it extends to its officers or directors,  whether under the Company's bylaws, its certificate of incorporation,  by contract or otherwise, and no subsequent reduction or termination in any of the benefits  provided under any such indemnities shall
               affect  the  benefits   provided  to  the  Co-CEO  or  Additional
               Personnel.  The Company will use reasonable  efforts to cause the
               Co-CEO and each Additional  Personnel to be covered as an officer under the  Company's  existing  director  and  officer  liability insurance policy to the extent that such coverage can be obtained without  materially  increasing  the  cost of the  Company's  D&O liability  insurance or materially  adversely affecting the terms of such insurance.  The Company shall also use reasonable efforts to maintain any such  insurance  coverage for the Co-CEO and each

               Additional  Personnel  for a period  of not less  than two  years following the date of the termination of such officer's  services hereunder  to the  extent  that  such  coverage  can be  obtained without  materially  increasing  the  cost of the  Company's  D&O liability  insurance or materially  adversely affecting the terms of such  insurance.  Such coverage  shall relate solely to losses arising from the officer's services hereunder.  The provisions of this section 8 are in the nature of contractual  obligations  and no change in applicable law or the Company's  charter,  bylaws or other  organizational  documents  or  policies  shall  affect the
               Co-CEO's or any  Additional  Personnel's  rights  hereunder.  The attached  indemnity  provisions are  incorporated  herein and the termination of this agreement or the engagement  shall not affect those provisions, which shall survive termination.

     9.   Notices.

               Any  notices  under  sections 3 or 8 of this  Agreement  shall be documented and delivered in writing,  by mail,  courier delivery, or e-mail addressed to these addresses:

               If to A&M:

                     James P. Fogarty
                     Managing Director
                     Alvarez & Marsal, LLC
                     600 Lexington Avenue
                     6th Floor
                     New York, NY 10022

               If to the Company:

                     American Italian Pasta Company
                     Office of the General Counsel
                     4100 N. Mulberry Drive
                     Suite 200
                     Kansas City, MO  64116
               and
                     Robert Niehaus
                     Lead Director
                     American Italian Pasta Company
                     c/o Greenhill Capital Partners, LLC
                     300 Park Avenue, 23rd Floor
                     New York, NY  10022

                                       10

     10.  Miscellaneous.

               This  Agreement  shall  (together  with  the  attached  indemnity provisions) be: (a) governed and construed in accordance with the laws of the State of New York,  regardless of the laws that might otherwise govern under applicable  principles of conflict of laws thereof; (b) incorporates the entire understanding of the parties with respect to the subject  matter  thereof;  and (c) may not be amended or  modified  except in writing  executed  by each of the signatories  hereto.  The Company and A&M agree to waive trial by jury in any action,  proceeding or counterclaim  brought by or on behalf of the parties hereto with respect to any matter  relating to or arising out of the  performance or  non-performance  of the
               Company or A&M hereunder. Should the Company file for bankruptcy, the  Company  and A&M  agree  that the  Bankruptcy  Court  having jurisdiction over the Company's Chapter 11 case (or any case into which it may be converted) shall have exclusive jurisdiction over any and all matters  arising  under or in  connection  with their obligations hereunder.

               If the foregoing is  acceptable to you,  kindly sign the enclosed copy to acknowledge your agreement with its terms.

                                       Very truly yours,

                                       Alvarez & Marsal, LLC

                                       By:  /s/ James P. Fogarty
                                          -----------------------------
                                            James P. Fogarty
                                            Managing Director

               Accepted and Agreed:

               American Italian Pasta Company

               By:  /s/  Robert Niehaus
                  -----------------------------
                    Robert Niehaus
                    Lead Director

                                       11

                            INDEMNIFICATION AGREEMENT

This  indemnity is made part of an  agreement,  dated  September 28, 2005 (which together  with any renewals,  modifications  or  extensions  thereof,  is herein referred to as the "Agreement") by and between Alvarez & Marsal, LLC ("A&M") and
American Italian Pasta Company (the  "Company"),  for services to be rendered to the Company by A&M.

A.  The  Company  agrees  to  indemnify  and  hold  harmless  each of  A&M,  its shareholders,  employees,  agents,  representatives and subcontractors (each, an
"Indemnified Party" and collectively, the "Indemnified Parties") against any and all losses, claims, damages, liabilities,  penalties,  obligations and expenses, including reasonable costs for counsel in investigating,  preparing or defending any action or claim,  whether or not in connection  with litigation in which any
Indemnified  Party is a party,  or  enforcing  the  Agreement  (including  these indemnity  provisions),  to the extent  caused by,  relating  to,  based upon or arising out of (directly or indirectly) the Indemnified  Parties'  acceptance of or the performance or  nonperformance  of their obligations under the Agreement;
provided,  however,  such  indemnity  shall not apply to any such  loss,  claim, damage,  liability or expense to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted from such  Indemnified  Party's  gross  negligence  or willful  misconduct.  The
Company also agrees that no Indemnified Party shall have any liability  (whether direct or indirect,  in contract or tort or  otherwise) to the Company for or in connection  with the  engagement  of A&M,  except  to the  extent  that any such liability for losses, claims, damages, liabilities or expenses that are found in a final  judgment by a court of competent  jurisdiction  (not subject to further appeal) to have  resulted  from such  Indemnified  Party's  gross  negligence or willful  misconduct.  The Company  further agrees that it will not,  without the prior consent of an  Indemnified  Party,  settle or compromise or consent to the entry of any  judgment  in any  pending or  threatened  claim,  action,  suit or proceeding  in respect of which such  Indemnified  Party  seeks  indemnification hereunder  (whether  or not such  Indemnified  Party is an actual  party to such claim,  action,  suit or  proceedings)  unless such  settlement,  compromise  or consent  includes an unconditional  release of such  Indemnified  Party from all liabilities  arising out of such claim,  action,  suit or proceeding;  provided, however,  that the Company may settle,  compromise  or consent to the entry of a
judgement  in  any  pending  or   threatened   claim,   action   proceeding   or
investigation,  without A&M's consent, if such settlement, compromise or consent does not include  any payment by A&M or any  admission  or  statement  regarding
A&M's culpability or fault.

B. These indemnification  provisions shall be in addition to any liability which the Company may  otherwise  have to the  Indemnified  Parties  provided that the
Company  shall have no  obligation  to  indemnify  or  otherwise  compensate  an indemnified party more than 100% of any loss, claim, damage, liability, penalty, obligation or expense.  In the event that,  at any time whether  before or after termination of the engagement or the Agreement,  as a result of or in connection with the Agreement or A&M's and its personnel's role under the Agreement, A&M or any  Indemnified  Party is required to

                                       12

produce any of its  personnel  (including  former  employees)  for  examination, deposition or other written, recorded or oral presentation, or A&M or any of its personnel  (including  former  employees)  or any  other  Indemnified  Party  is required to produce or otherwise review, compile, submit, duplicate, search for, organize or report on any material within such Indemnified Party's possession or control  pursuant  to a  subpoena  or  other  legal  (including  administrative)
process,  the Company will reimburse the Indemnified Party for its out of pocket expenses, including the reasonable fees and expenses of its counsel.

C. If any  action,  proceeding  or  investigation  is  commenced  to  which  any
Indemnified Party proposes to demand indemnification hereunder, such Indemnified
Party will notify the Company with  reasonable  promptness;  provided,  however, that any  failure  by such  Indemnified  Party to notify  the  Company  will not relieve the Company from its  obligations  hereunder,  except to the extent that such failure  shall have  actually  prejudiced  the defense of such action.  The
Company shall promptly pay expenses reasonably incurred by any Indemnified Party
in  defending,   participating  in,  or  settling  any  action,   proceeding  or
investigation in which such Indemnified  Party is a party or is threatened to be made a party or otherwise is  participating in by reason of the engagement under the Agreement,  upon submission of invoices therefor,  whether in advance of the final  disposition of such action,  proceeding,  or  investigation or otherwise.
Each  Indemnified  Party hereby  undertakes,  and the Company hereby accepts its undertaking,  to  repay  any  and all  such  amounts  so  advanced  if it  shall ultimately  be  determined  that such  Indemnified  Party is not  entitled to be indemnified therefor.  If any such action,  proceeding or investigation in which an Indemnified Party is a party is also against the Company, the Company may, in lieu of advancing the expenses of separate counsel for such  Indemnified  Party, provide such Indemnified Party with legal representation by the same counsel who represents the Company, provided such counsel is reasonably satisfactory to such
Indemnified Party, at no cost to such Indemnified Party; provided, however, that if such counsel or counsel to the Indemnified  Party shall determine that due to the  existence  of  actual or  potential  conflicts  of  interest  between  such
Indemnified  Party and the Company such counsel is unable to represent  both the
Indemnified Party and the Company,  then the Indemnified Party shall be entitled to use  separate  counsel of its own  choice,  and the  Company  shall  promptly advance its  reasonable  expenses of such  separate  counsel upon  submission of invoices therefor.  Nothing herein shall prevent an Indemnified Party from using separate  counsel  of its own choice at its own  expense.  The  Company  will be liable for any  settlement of any claim against an  Indemnified  Party made with the Company's written consent, which consent shall not be unreasonably withheld.

D. In  order to  provide  for just and  equitable  contribution  if a claim  for indemnification  pursuant to these indemnification  provisions is made but it is found in a final judgment by a court of competent  jurisdiction  (not subject to further appeal) that such indemnification may not be enforced in such case, even though the  express  provisions  hereof  provide for  indemnification,  then the relative fault of the Company, on the one hand, and the Indemnified  Parties, on the other hand,  in  connection  with the  statements,  acts or omissions  which resulted in the losses,  claims,  damages,  liabilities and

                                       13

costs  giving rise to the  indemnification  claim and other  relevant  equitable considerations  shall be considered;  and further provided that in no event will the Indemnified Parties' aggregate contribution for all losses, claims, damages, liabilities  and  expenses  with  respect  to which  contribution  is  available hereunder exceed the amount of fees actually received by the Indemnified Parties
pursuant  to  the   Agreement.   No  person   found   liable  for  a  fraudulent
misrepresentation  shall be entitled to  contribution  hereunder from any person who is not also found liable for such fraudulent misrepresentation.

E. In the event the Company and A&M seek judicial approval for the assumption of the Agreement or authorization to enter into a new engagement agreement pursuant to either of which A&M would continue to be engaged by the Company,  the Company shall  promptly pay expenses  reasonably  incurred by the  Indemnified  Parties, including  reasonable  attorneys'  fees and  expenses,  in  connection  with any motion,  action or claim made either in support of or in  opposition to any such retention  or  authorization,  whether in advance of or  following  any judicial disposition  of such  motion,  action  or claim,  promptly  upon  submission  of invoices  therefor and regardless of whether such retention or  authorization is approved  by any court.  The  Company  will also  promptly  pay the  Indemnified
Parties  for any  expenses  reasonable  incurred by them,  including  reasonable attorneys'  fees and expenses,  in seeking  payment of all amounts owed it under the Agreement (or any new engagement  agreement) whether through submission of a
fee  application  or  in  any  other  manner,  without  offset,   recoupment  or
counterclaim,  whether as a secured claim, an  administrative  expense claim, an unsecured claim, a prepetition claim or a postpetition claim.

F. Neither  termination of the Agreement nor termination of A&M's engagement nor the filing of a petition  under Chapter 7 or 11 of the United States  Bankruptcy
Code (nor the  conversion of an existing case to one under a different  chapter)
shall affect these  indemnification  provisions,  which shall  hereafter  remain operative and in full force and effect.

G. The rights provided herein shall not be deemed  exclusive of any other rights to which the  Indemnified  Parties  may be  entitled  under the  certificate  of incorporation  or  bylaws of the  Debtors,  any  other  agreements,  any vote of stockholders or  disinterested  directors of the Debtors,  any applicable law or otherwise.

                                       ALVAREZ & MARSAL, LLC
AMERICAN ITALIAN PASTA COMPANY

                                       By:  /s/ James P. Fogarty
                                          -----------------------------
By:  /s/ Robert Niehaus                     Managing Director
   -----------------------------
     Lead Director

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